EXHIBIT 3.02

                                                                        PAGE 1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "KIDS STUFF, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND
DAY OF AUGUST, A.D. 1996, AT 3 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                     [GREAT SEAL OF THE STATE OF DELAWARE]
                                [1793-1847-1907]


                                         /s/ Edward J. Freel
                                         -----------------------------
                                         Edward J. Freel, Secretary of State

2646548  8100                            AUTHENTICATION:        8081552

960246383                                          DATE:        08-26-96


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL
                                       OF
                                KIDS STUFF, INC.



        We, the undersigned, being all of the directors of Kids Stuff, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

        FIRST: That Article Fourth of the Certificate of Incorporation be and it hereby is amended to read as follows:

        The total number of shares of all classes of capital stock which the Corporation has the authority to issue is Thirty Five Million (35,000,000) shares consisting of the following classes:

        (a) Ten Million (10,000,000) shares of serial Preference Stock, $.001 par value, issuable in series, hereinafter called "Series Preference Stock"; and

        (b)  Twenty Five Million (25,000,000) common shares, $.001 par value.

        The designations, voting powers, preferences and relative priority, participating, option or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:


                                   DIVISION A

                              EXPRESS TERMS OF THE
                             SERIAL PREFERENCE STOCK

        SECTION 1. The Serial Preference Stock may be issued from time to time in one or more series. All shares of Serial Preference Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 8, both inclusive, of this Division, which provisions shall apply to all Serial Preference Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

        (a) The designation of the series, which may be by distinguishing number, letter or title;

        (b) The number of shares of the series, which number the Board of

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    Directors may (except where otherwise provided in the creation of the series) increase and decrease (but not below the number of shares thereof then outstanding);

        (c) The annual dividend rate of the series and the date from which dividends shall be cumulative;

        (d) The dates which dividends, if declared, shall be payable;

        (e) The redemption rights and price or prices, if any, for shares of the series;

        (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

        (g) The amounts payable on shares of the series in the event of any voluntary or involuntary dissolution, liquidation or winding up of the business and affairs of the corporation;

        (h) Whether the shares of a series are convertible into the shares of any other series or other class of shares, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

        (i) Restrictions on the issuance of shares of the same series or any other class or series;

        (j) The voting rights of any shares in any series.

        The Board of Directors is authorized to adopt, from time to time, amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through (j), inclusive of this
Section 1.

        SECTION 2. Nothing in clause (a) through (i), inclusive, of Section 1 above, shall be construed to require the Board of Directors to fix any particular terms with respect to a series of shares.

        SECTION 3. The Holders of Serial Preference Stock of each series, in preference to the holders of Common Stock, shall be entitled to receive out of any funds legally available, and when and as declared by the Board of Directors, dividends in cash or property at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series. No dividends may be paid upon or declared or set apart for any of the Serial Preference Stock for any dividend period, unless at the same time a like proportionate dividend for the same dividend period, in proportion to the respective dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preference Stock of all series then issued and outstanding and entitled to receive such dividends.


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        SECTION 4. In no event so long as any Serial Preference stock shall be outstanding shall any dividends in excess of $.05 per share per year, except payable in Common Stock or other shares ranking junior to the Serial Preference Stock, be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Serial Preference Stock, nor shall any Common Stock or any other shares ranking junior to the Serial Preference Stock be purchased, retired or otherwise required by the corporation (except out of the proceeds of the sale of Common stock or other shares ranking junior to the Serial Preference Stock received by the Corporation):

        (a) Unless all accrued and unpaid dividends on Serial Preference stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

        (b) Unless there shall be no arrearages with respect to the redemption of Serial Preference stock of any series or any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

        SECTION 5. (a) Subject to the express terms of each series and to the provisions of Section 7(b)(iv) of this Division, the corporation may from time to time redeem all or any part of the Serial Preference Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division, or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division; together in each case with an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the redemption date.

        (b) Notice of every such redemption shall be mailed, postage prepaid to the holders of record of the Serial Preference Stock to be redeemed at their respective addresses then appearing on the books of the corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided the corporation may segregate on its books an amount equal to the aggregate redemption price of the shares of Serial Preference Stock to be redeemed for the purpose of such redemption. Upon the making of such segregation such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made, such holders shall have no interest in or claim against the corporation with respect to such shares except only to receive such money without interest or the right to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of Serial Preference Stock are to be redeemed, the corporation shall select pro rata or by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

        If the holders of shares of Serial Preference Stock which shall have been


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    called for redemption shall not, within six years after such segregation, claim the amount due for the redemption thereof, the corporation shall be relieved of all responsibility in respect thereof and to such holders.

        (c) Any shares of Serial Preference Stock which are redeemed by the corporation pursuant to the provisions of this Section 5 and any shares of Serial Preference Stock which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Serial Preference Stock which are converted in accordance with the express terms thereof shall be deemed retired.

        SECTION 6. (a) The holders of Serial Preference Stock of all outstanding series shall, in case of voluntary liquidation, dissolution or winding up of the business and affairs of the corporation, be entitled to receive in full, out of the assets of the corporation, including capital, before any amount shall be paid or distributed among the holders of any other shares ranking junior to the Serial Preference Stock, the amounts fixed with respect to the shares in accordance with Section 1 of this Division. In case the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preference Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preference Stock in proportion to the full preferential amount to which each such share is entitled.

        After payment to holders of Serial Preference Stock of the full preferential amounts as aforesaid, holders of Serial Preference Stock as such shall have no right or claim to any of the remaining assets of the corporation.

        In case of involuntary liquidation, involuntary dissolution or involuntary winding up of the affairs of the corporation, the holders of Serial Preference Stock shall, as such holders, (except with respect to any series as to which the Board of Directors shall have otherwise provided pursuant to Section 1(g) of this Division, and solely to the extent of such provisions) receive distribution of the assets of the corporation ratably with the holders of shares of all other classes share for share, without distinction by reason of class.

        (b) The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all of the property or business of the corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

        SECTION 7. The holders of Serial Preference Stock shall be entitled to one vote for each share of such stock on all matters presented to the shareholders,

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    except as otherwise provided herein or required by law.

               SECTION 8.  For the purpose of this Division B:

        Whenever reference is made to shares "ranking prior to the Serial Preference Stock" or "on a parity with the Serial Preference Stock," such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary liquidation, dissolution, or winding up of the affairs of the corporation are given preference over or rank equally with (as the case may be) the rights of the holders of Serial Preference Stock; and whenever reference is made to shares "ranking junior to the Serial Preference Stock," such reference shall mean and include all shares of the corporation in respect of which the rights of the holders hereof as to the payment of dividends and as to distributions in the event of a voluntary liquidation, dissolution, or winding up of the affairs of the corporation are junior and subordinate to the rights of the holders of Serial Preference Stock.


                                   DIVISION B

                        EXPRESS TERMS OF THE COMMON STOCK

        The Common Stock shall be subject to the express terms of the Serial Preference Stock, and each series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders.

        SECOND: That the corporation has not received any payment for any of its stock.

        THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, we have signed this certificate this 21st day of August, 1996.

                                          /S/ WILLIAM L. MILLER
                                          ----------------------------
                                          William L. Miller


                                          /S/ JEANNIE MILLER
                                          ----------------------------
                                          Jeannie Miller


                                          /S/ CLARK SWISHER
                                          ----------------------------
                                          Clark Swisher